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                                                                    EXHIBIT 10.1


                                PIPER & MARBURY
                                    L.L.P.

                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET                  WASHINGTON
                        Baltimore, Maryland 21201-3018                NEW YORK
                                 410-539-2530                       PHILADELPHIA
                               FAX: 410-539-0489                       EASTON



                               February 23, 1998



Papp Focus Fund, Inc.
4400 North 32nd Street, Suite #280
Phoenix, Arizona  85018

          Registration Statement on Form N-1A
          -----------------------------------

Gentlemen:

     We have acted as special Maryland counsel to Papp Focus Fund, Inc., a Maryland corporation (the "Fund"), in connection with the registration by the Fund of an indefinite number of shares of its Common Stock, par value $0.01 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (File No. 333-43945), and the Investment Company Act of 1940, as amended (File No. 811-08601).

     In this capacity, we have examined the Fund's Charter and By-Laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares from time to time in accordance with the Registration Statement, a Certificate of the Secretary of the Company dated the date hereof, and such other statutes, certificates, instruments, and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), no substantial change in the final documents of documents submitted to us as drafts, and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.
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                                                                 Piper & Marbury
                                                                     L.L.P.


Papp Focus Fund, Inc.
February 23, 1998
Page 2




     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Messrs. Bell, Boyd & Lloyd are authorized to rely upon this opinion in rendering any opinion to the Fund which is to be filed as an exhibit to the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ Piper & Marbury L.L.P.